EXHIBIT 21.1

     SUBSIDIARIES

The following is a list of all the subsidiaries of The Coleman Company, Inc.

                                       JURISDICTION OF          ASSUMED
           NAME                         INCORPORATION            NAME
Application des Gaz, S.A.              France

Australian Coleman, Inc.               Kansas

Bafiges S.A.                           France

Beacon Exports, Inc.                   Kansas

C C Outlet, Inc.                       Delaware                 Camp Coleman

C M O, Inc.                            Florida

Camping Gaz do Brasil                  Brazil

Camping Gaz Great Britian Limited      United Kingdom

Camping Gaz (Poland)                   Poland

Camping Gaz Suisse AG                  Switzerland

Camping Gaz CS, Spol. SRO              Czech Republic

Camping Gaz GmbH                       Austria

Camping Gaz International
Deutschland GmbH                       Germany

Camping Gaz Hellas                     Greece

Camping Gaz International
(Portugal) Ltd.                        Portugal

Camping Gaz Kft                        Hungary

Camping Gaz Philippines, Inc.          Philippines


                                       JURISDICTION OF          ASSUMED
           NAME                         INCORPORATION            NAME
Camping Gaz Italie Srl                 Italy

Campiran SA                            Iran

Coleman Argentina, Inc.                Delaware

Coleman Asia Limited                   Hong Kong

Coleman Country, Ltd.                  Kansas                   Coleman Dubai

Coleman (Deutschland) GmbH             Germany

Coleman do Brasil Ltda.                Brazil

Coleman Europe N.V.                    Belgium

Coleman Holland B.V.                   The Netherlands

Coleman International Holdings, LLC    Delaware

Coleman International SARL             Switzerland

Coleman Japan Co., Ltd.                Japan

Coleman Lifestyles K.K.                Japan

Coleman Mexico S. A. de C.V.           Mexico

Coleman Powermate
 Compressors, Inc.                     Delaware

Coleman Powermate, Inc.                Nebraska

Coleman Puerto Rico, Inc.              Delaware

Coleman SARL                           France


                                            JURISDICTION OF          ASSUMED
           NAME                              INCORPORATION            NAME
Coleman SVB S.r.l.                          Italy

Coleman Taymar Limited                      United Kingdom

Coleman U.K. Holdings Limited               United Kingdom

Coleman U.K. PLC                            United Kingdom

Coleman Venture Capital, Inc.               Kansas

Eastpak Corporation                         Delaware                 American
                                                                     Lifestyles Group

Eastpak Manufacturing Corporation           Delaware

Epigas International Limited                United Kingdom

General Archery Industries, Inc.            Arkansas

J G K, Inc.                                 Delaware

Kansas Acquisition Corp.                    Delaware

Nippon Coleman, Inc.                        Kansas

Pearson Holdings, Inc.                      Arkansas

Productos Coleman, S.A.                     Spain

PT Camping Gaz Indonesia                    Indonesia

River View Corporation of Barling, Inc.     Arkansas

Sierra Corporation of Fort Smith, Inc.      Arkansas

Sunbeam Corporation (Canada) Limited        Ontario (Canada)

TCCI Management Inc.                        Delaware

Taymar Gas Limited                          United Kingdom


                                       JURISDICTION OF          ASSUMED
           NAME                         INCORPORATION            NAME
Tsana Internacional, S.A.              Costa Rica

Woodcraft Equipment Company            Missouri
